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                                                                  Exhibit 3.100


                         CERTIFICATE OF INCORPORATION

                                      OF

                   TELEVISION EDUCATION NETWORK INCORPORATED

            1. The name of the corporation is TELEVISION EDUCATION NETWORK INCORPORATED.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is 150,000 shares of common stock, with a par value of one dollar ($1.00)each.

            5. The name and mailing address of the incorporator is as follows:

               NAME                             MAILING ADDRESS
               ----                             ---------------

           Leslie Weiss                      805 Third Avenue
                                             New York, New York 10022

            6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
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            8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

           9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           10. No Director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.
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           I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and affirming, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of May, 1987.

                                                     Leslie Weiss
                                                     Incorporator

4530k
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                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                    TELEVISION EDUCATION NETWORK INCORPORATED

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is TELEVISION EDUCATION NETWORK INCORPORATED.

            2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said
Article 4 the following new Article:

                  "4. The total number of shares of stock which the Corporation shall have authority to issue is 150,000 shares of common stock, with a par value of one dollar ($1.00) each, of which 90,000 shares shall be designated as Class A common stock and 60,000 shares shall be designated as Class B common stock.

                  a. The Class A shares shall be unrestricted with respect to voting power, dividends rights, and liquidation preference. Each holder of such shares shall be entitled at every meeting of ting of shareholders to one (1) vote for every share of Class A common stock standing in his name on the records of the Corporation. Each holder of such shares shall be entitled to full dividend participation on a prorata basis, each share equaling one (1) share in determining such prorata portion. Upon liquidation, each
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                        holder of such shares shall be entitled to full
                        participation in liquidation proceeds on a prorata basis, each share equaling one (1) share in determining such prorata portion.

                  b. The Class B shares shall be restricted with respect to voting power, dividend participation, and liquidation preference. Such shares shall accrue voting, dividend, and liquidation rights identical to those of the Class A shares ratably over a four year period from the date of issuance by the Corporation in accordance with the following schedule:

                        (i) During the first full calendar year after the date the Class B shares have been issued by the Corporation ("Year 1"), each holder of Class B shares shall be entitled at every meeting of shareholders, to one (1) vote for every four
                              (4)shares of Class B common stock standing in his name on the records of the Corporation. Such shares shall also be limited with respect to dividend and liquidation rights during Year 1 with four (4) shares of Class B common equaling one (1) Class A share for purposes of determining each holder's prorata portion of dividend and/or liquidation proceeds.

                        (ii) During the second full calendar year after the date the Class B shares have been issued by the Corporation ("Year 2"), each holder of such shares shall be entitled at every meeting of shareholders, to one (1) vote for every two (2) shares of Class B common stock standing in his name on the records of the Corporation. Such shares shall also be limited with respect to dividend and liquidation rights during Year 2, with two (2) shares of Class B common stock equaling one (1) Class A share for
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                              purposes of determining each holder's prorata
                              portion of dividend and/or liquidation proceeds.

                        (iii) During the third full calendar year after the date
                              the Class B shares have been issued by the Corporation ("Year 3") each holder of such shares shall be entitled at every meeting of shareholders, to one (1) vote for every one and one-third (1 1/3) share of Class B common stock standing in his name on the records of the Corporation. Such shares shall also be limited with respect to dividend and liquidation rights during Year 3, with one and one- third (1 1/3) share of Class B common equaling one (1) Class A share for purposes of determining each holder's prorata portion of dividend and/or liquidation proceeds.

                        (iv) During the fourth full calendar year after the date the Class B shares have been issued by the Corporation ("Year 4") and thereafter, such shares shall have accrued full rights with respect to voting, dividend participation and liquidation proceeds. Each holder of such shares shall be entitled at every meeting of shareholders, to one
                              (1) vote for every one (1) share of Class B common stock standing in his name on the records of the Corporation. Each holder of such shares shall be entitled to full participation on a prorata basis in dividends and liquidation proceeds, each share equaling one (1) share in determining such prorata portion."

            3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation
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Law of the State of Delaware.

Signed and attested to on December 16, 1988.

                                        Frederick J. Albe, President

ATTEST:

Jeffrey L. Jacobs, Assistant Secretary
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                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                  TELEVISION EDUCATION NETWORK INCORPORATED

      Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                  ARTICLE I

      The name of the corporation is Television Education Network Incorporated (the "Corporation").

                                  ARTICLE II

      The following amendments to the Certificate of Incorporation are adopted by the sole shareholder of the Corporation:

1. The title of the Certificate of Incorporation is hereby amended to be and read in its entirety as follows:

                         "CERTIFICATE OF INCORPORATION

                                      OF

                              IDTN LEASING CORP."

2. Article One of the Certificate of Incorporation is hereby amended to be and read in its entirety as follows:

                                  ARTICLE ONE

            The name of the corporation is IDTN LEASING CORP. (the "Corporation")."

                                  ARTICLE III

      These amendments were adopted by the sole shareholder of the Corporation on July 20, 1993.
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                                  ARTICLE IV

      The total number of outstanding shares of stock of the Corporation, all of which are entitled to vote on these amendments, is 8000 shares of Class A Common Stock, par value $1.00 per share, and 1000 shares of Class B Common Stock, par value $1.00 per share.

                                  ARTICLE V

      The number of shares voted for such amendment was 8000 shares of Class A Common Stock and 1000 shares of Class B Common Stock and the number of shares of either class voted against such amendment was 0.

Dated July 20, 1993

                                                    TELEVISION EDUCATION NETWORK
                                                                    INCORPORATED

                                              By:_______________________________
                                                  Phyllis Farragut, Secretary